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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 27, 1994, included in this Annual Report of R. R. Donnelley & Sons Company on Form 10-K for the year ended December 31, 1993, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 2-66154, 2-79574, 33-19803, 33-43632, 33-49431 and 33-52805), Form
S-3 (33-34660) and previously filed post-effective amendments thereto.

                                          Arthur Andersen & Co.

Chicago, Illinois,
March 28, 1994